EXHIBIT 99.1

Dennis E. Valentine Chief Financial Officer Phone: 760-602-3292	The Investor Relations Group Laura Wyrick / Dian Griesel, Ph.D. Phone: 212-825-3210

FOR IMMEDIATE RELEASE

JMAR TECHNOLOGIES, INC. COMPLETES SALE OF
PRECISION EQUIPMENT BUSINESS

San Diego, CA – July 24, 2003 – JMAR Technologies, Inc. (NASDAQ: JMAR) has sold JMAR Precision Systems, Inc. (JPSI), the Company’s precision equipment business, to a group of private investors (the “buyer”). For JMAR, a developer of advanced lasers, Collimated Plasma Lithography (CPL™) systems, and a provider of semiconductor production services, this completes the restructuring plan it announced in February of this year.

Under the terms of the transaction, JMAR received $500,000 in a combination of cash and promissory notes, and all JPSI receivables in the amount of approximately $420,000 as of the closing were assigned to JMAR. The notes are secured by the assets of JPSI. The buyer assumed 14 of the remaining 25 months of the existing lease on the 25,000 square-foot JPSI facility, with the lease obligation secured by personal property of the buyer. JMAR agreed to pay all trade and employee related liabilities existing as of the closing in the amount of approximately $385,000. The buyer has assumed all other ongoing commitments of JPSI.

Ronald A. Walrod, JMAR’s President and Chief Executive Officer said, “Completing this sale accomplished a key element of our previously announced restructuring and frees up management to focus on our new integrated business model.”

“This divestiture has eliminated what had for some time been a significant drain on JMAR’s financial resources,” commented Dennis E. Valentine, JMAR’s Chief Financial Officer. “While our second and third quarter financial results will reflect the operating losses of this division through the closing of this sale, the negative impact of JPSI on JMAR’s earnings and cash flow will now stop. Based on the terms of this transaction, we do not expect to record a significant gain or loss in our remaining investment in JPSI.”

Joseph G. Martinez, JMAR Senior Vice President and Acting President of JPSI, added, “The extended slow-down in the semiconductor equipment industry resulted in losses at JPSI and our decision to sell the subsidiary. The sales process involved multiple discussions with more than ten prospective buyers, including the management of JPSI, and related due diligence activities. Although we over-shot our target for a sale by the end of the second quarter by three weeks, we are pleased to have found a buyer who will continue the business and position it to benefit from the inevitable recovery of JPSI’s traditional markets.”

(more)

JMAR COMPLETES SALE OF PRECISION EQUIPMENT BUSINESS/2

Headquartered in San Diego, California, JMAR Technologies, Inc., is the originator of Collimated Plasma Lithography, a next-generation lithography (NGL) alternative designed to deliver affordable, sub-100 nanometer chip-making capability in a compact format to the semiconductor industry. In addition to CPL, JMAR develops other products for the public and private sectors based on its proprietary “Britelight™” laser light source. JMAR’s operations include its laser and laser-produced plasma Research Division in San Diego, California; its Systems Division in Burlington, Vermont, where CPL Stepper Systems and other products are designed and manufactured; and its Microelectronics Division, based in Sacramento, California, where JMAR provides process integration and maintenance support for the U.S. Government’s Defense Microelectronics Activity semiconductor fabrication facility.

This news release may contain certain “forward-looking statements,” including statements regarding the impact of this sale on JMAR’s future profitability and cash flow. Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and many of which are beyond the company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including, but not limited to, the risks that the deferred purchase price is not paid or that the JPSI liabilities assumed by JMAR are greater than estimated, and other risks detailed from time to time in the Securities and Exchange Commission reports filed by JMAR Technologies, Inc. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.